                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 30, 1997, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., American Centurion Life Assurance Company and American Express Financial Advisors Inc., (collectively, the "Parties"), as amended, is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedules A and B of the Agreement to address the addition of separate accounts and/or contracts and a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: September 14, 2004.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        AMERICAN CENTURION LIFE
                                        ASSURANCE COMPANY


Attest: /s/ Paul R. Johnston            By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Paul R. Johnston                  Name: Gumer C. Alvero
Title: Secretary                        Title: Vice President, Annuities


                                        AMERICAN EXPRESS FINANCIAL
                                        ADVISORS INC.


Attest: /s/ Paul R. Johnston            By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Paul R. Johnston                  Name: Gumer C. Alvero
Title: Secretary                        Title: Vice President and General
                                               Manager, Annuities

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES   SEPARATE ACCOUNTS UTILIZING THE FUNDS   CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
----------------------------------   -------------------------------------   -----------------------------------------
         (Series I shares)               ACL Variable Annuity Account 2      Form No.
                                                                             -    45054
AIM V.I. Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund

        (Series II shares)                                                   Form Nos.
                                                                             -    272250
AIM V.I. Basic Value Fund                                                    -    272551
AIM V.I. Capital Development Fund                                            -    272252
AIM V.I. Mid Cap Core Equity Fund                                            -    272253
AIM V.I. Premier Equity Fund

                                                                             Form No. 272877-NY


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